CONSENT AGREEMENT


      THIS CONSENT AGREEMENT (the "Agreement") is made as of the 10th day of February, 1997, by and between OPPORTUNITY CAPITAL PARTNERS II LIMITED
PARTNERSHIP,   a  Maryland  limited  partnership  ("OCP"),  and  REGENCY  REALTY
CORPORATION,   a  Florida   corporation   ("Regency"),   under   the   following
circumstances:

      A. Pursuant to the terms and conditions of that certain Contribution Agreement and Plan of Reorganization, dated February 10, 1997 executed contemporaneously herewith, by and among Branch Properties, L.P., a Georgia limited partnership ("Branch"), Regency Realty Corporation, a Florida corporation ("Regency") and Branch Realty, Inc. (the "Contribution Agreement"), Branch has formed Regency Retail Partnership, L.P., a Delaware limited partnership (the "Partnership"), to which a wholly owned subsidiary of Regency will contribute cash and Branch will contribute shopping center properties and other assets used in the real estate business. Except as set forth below, capitalized terms not otherwise defined herein shall have the meanings set forth in the Contribution Agreement.

      B. OCP is the special limited partner of Branch and is receiving Partnership Units pursuant to the Contribution Agreement that are convertible into Shares.

      C. To induce Regency to enter into the Contribution Agreement, OCP has agreed, solely in its capacity as the special limited partner of Branch, to, among other things, (i) approve and consent to the transactions contemplated by the Contribution Agreement pursuant to the terms (including, without limitation,
Section 6.4) of that certain Amended and Restated Agreement of Limited Partnership of Branch Properties, L.P. dated December 19, 1995, as amended (the "Partnership Agreement") and (ii) approve and consent to the amendment of the Partnership Agreement to effect the transactions contemplated by the Contribution Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  ARTICLE 1:  REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF REGENCY

      Regency hereby represents, warrants and covenants to OCP as of the date of this Agreement as follows:

      1.1 Due Organization. Regency has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, and is qualified to do business and is in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to so qualify would not have an adverse effect on the ability of Regency to perform its obligations under this Agreement.



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      1.2 Due Authorization.  Regency has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, and the Persons executing this Agreement have been duly authorized to do so on behalf of Regency. The execution, delivery and performance by Regency of this Agreement have been duly and validly approved by all necessary corporate or other applicable action and no other actions or proceedings on the part of Regency are necessary to authorize this Agreement and the transactions contemplated hereby. Regency has duly and validly executed and delivered this Agreement. This
Agreement   constitutes  legal,  valid  and  binding   obligations  of  Regency,
enforceable against Regency in accordance with its respective terms.

      1.3 Access to Information. At all times before the First Closing, Regency shall provide OCP, and its respective agents, employees, consultants, and representatives, with continuing and reasonable access to all files, books, records and other materials in Regency's possession or control relating to the business and operations of Regency and the right to examine, inspect and make copies of such materials as appropriate. No investigation made by OCP shall limit, qualify or modify any representations, warranties, covenants made by Regency in the Contribution Agreement, irrespective of the knowledge and information obtained as a result of any such investigation.

      1.4 OCP Representation on Regency's Board of Directors. Regency's Board of Directors has created a vacancy on its Board of Directors, subject to consummation of the First Closing, and shall elect a nominee selected by OCP and reasonably acceptable to Regency's Board of Directors, who shall not be an officer or employee of OCP's Affiliate, LaSalle Advisors Limited Partnership ("OCP Nominee"), to fill the vacancy immediately following the First Closing. Thereafter, so long as OCP continues to beneficially own, or has the right to acquire through the exercise of Redemption Rights not less than the number of Shares equal to the number of units issued to OCP at the First Closing (after making appropriate adjustments for any stock splits, stock dividends and similar events taking place after the First Closing), OCP shall have the right to nominate an OCP Nominee to stand for election at any annual or special meeting of shareholders at which directors are to be elected, or in connection with the taking of written consent in lieu thereof, if no OCP Nominee will continue to serve on Regency's Board of Directors without regard to the results of such meeting or consent. In addition, Regency's Board of Directors agrees to elect an OCP Nominee to fill any mid-term vacancy created by the resignation or other early termination of the term of an OCP Nominee prior to its scheduled expiration.

      1.5 Waiver of Related Tenant Limit. Regency covenants to use reasonable best efforts to obtain the waiver by its Board of Directors, as promptly as practical after the date hereof, of the Related Tenant Limit under Article 5 of Regency's Articles of Incorporation to permit OCP to receive Units pursuant to the Contribution Agreement and redeem such Units pursuant to the Partnership Agreement even though OPERF (as defined in Section 2.3) is a Related Tenant Owner (as defined in Article 5.1 of Regency's Articles of Incorporation) with respect to Bruno's as described in Exhibit A.


                                      2

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                  ARTICLE 2:  REPRESENTATIONS, WARRANTIES AND
                               COVENANTS OF OCP

      OCP hereby represents, warrants and covenants to Regency as of the date of this Agreement as follows:

      2.1 Due Organization. OCP has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, and is qualified to do business and is in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to so qualify would not have an adverse effect on the ability of OCP to perform its obligations under this Agreement.

      2.2 Due Authorization. OCP has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the Persons executing this Agreement have been duly authorized to do so on behalf of OCP. The execution, delivery and performance by OCP of this Agreement have been duly and validly approved by all necessary partnership or other applicable action and no other actions or proceedings on the part of OCP are necessary to authorize this Agreement and the transactions contemplated hereby. OCP has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of OCP, enforceable against OCP in accordance with its respective terms.

      2.3 OPERF. The income of Oregon Public Employees' Retirement Fund ("OPERF"), the sole limited partner of OCP, is exempt from tax under Section 115 of the Code.

      2.4 U.S. Person Status. The execution, delivery and performance by OCP of the transactions contemplated by the Contribution Agreement and the exercise by OCP of a Redemption Right or Redemption Rights with respect to all Units issuable to it will not result in the Shares received by OCP as a result thereof being directly or indirectly owned by any Non-U.S. Person (other than indirect ownership by retired OPERF participants residing outside the United States, who, to OCP's knowledge, have no more than a one percent interest in OCP).

      2.5 Consent. OCP hereby consents to the execution, delivery and performance by Branch of the Contribution Agreement and consents to amending the Partnership Agreement to effectuate the transactions contemplated by the Contribution Agreement; provided, however, that such consents shall be null and void if the waiver referred to in Section 1.5 is not in effect as of the date of the First Closing.

      2.6 Redemption of Units. OCP hereby irrevocably elects, for the benefit of the Non-U.S. Persons who will hold Units, to exercise a Redemption Right under
Section 8.6 of the Partnership Agreement effective as of the First Redemption Date with respect to all Units received by OCP at the First Closing and consequently shall be deemed also to have elected to exercise a Redemption Right effective as of the date of the applicable Subsequent Closing with respect to any and all Units issuable to OCP at any Subsequent Closing, provided, however, in either case that such election is effective only to the extent that the Redemption Amount is paid in the form of the Share Amount, it being the intent of OCP that such exercise of a Redemption Right shall not be effective if as a result thereof OCP would receive the Cash Amount with respect to any such Units. OCP hereby appoints J. Alexander Branch III, Richard H. Lee and Nicholas B. Telesca, and each or either of them, each with full power of substitution, as its attorney-in-fact for the purpose of executing a Notice of Redemption and such other documents as the General Partner may reasonably require in connection with such exercise by OCP of its Redemption Right, and OCP agrees to deposit no later than 15 days prior to the First Redemption Date with such attorneys-in-fact, or such other person as they may designate, any and all certificates for Units to be redeemed pursuant to such exercise by OCP of its Redemption Right, for the purpose of effectuating such redemption simultaneously with the exercise of a Redemption Right by Persons who are Non-U.S. Persons (as defined in the Partnership Agreement).

      2.7 Standstill. During the Standstill Period, if any, and any Standstill Extension Term, OCP will not, and neither OCP nor ABKB/LaSalle Securities Limited ("ABKB/LaSalle") will cause OPERF to, directly or indirectly, purchase or otherwise acquire one or more Shares (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) one or more Shares) until such time as OCP and OPERF accounts directed by OCP or ABKB/LaSalle ("OPERF Accounts") Beneficially Own a number of Shares equal to or less than 9.8% of the outstanding shares of Common Stock, on a fully diluted basis, and thereafter will not purchase or otherwise acquire one or more Shares (or options, rights or warrants or other commitments to purchase) and securities convertible into (or exchangeable or redeemable for) one or more Shares as a result of which, after giving effect to such purchase or acquisition, OCP and OPERF Accounts will Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock, on a fully diluted basis. All capitalized terms not otherwise defined in the Contribution Agreement or in this Agreement have the meanings ascribed to them in that certain Stockholders Agreement by and among Regency, Security Capital, and The Regency Group, Inc. dated as of July 10, 1996.

      2.8 Matters Relating to OCP. Neither Branch Realty nor any other Branch Affiliate is in default under the Branch Partnership Agreement such that OCP has the right, nor to OCP's knowledge has any event or omission occurred which through the passage of time or the giving of notice, or both, would entitle OCP
(i) to exercise any remedy with respect to the Assets or (ii) to avoid making the capital contributions described in Section 10.1.5 of the Contribution Agreement.

      2.9 Ownership of Tenants. To the best of OCP's knowledge, except as set forth on Exhibit A with respect to Bruno's, OCP does not own, directly or indirectly, an interest in a tenant listed on Exhibit A, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such tenant, (ii) 10% of the total number of shares in all classes of stock of such tenant, or (iii) if such tenant is not a corporation, 10% of the assets or net profits of such tenant. For purposes of this Section 2.9, the rules prescribed by Section 318(a) of the Code for determining the ownership of stock, as modified by Section 856(d)(5) of

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the Code,  shall apply in  determining  direct and indirect  ownership of stock, assets or net profits. Regency shall advise OCP within a reasonable period of time before the First Closing of any material changes to Exhibit A (including changes resulting from the proposed investments in neighborhood and community shopping centers contemplated herein).

      2.10 Information in Connection with Preserving REIT Status. From and after the First Closing, OCP will provide Regency with such information as Regency may reasonably request from time to time regarding OCP in order to allow Regency to determine its status as a real estate investment trust under the Code, including with respect to OCP's ownership of a tenant in a leasing transaction which Regency proposes to enter into that could have a material effect on Regency's income. Regency shall provide OCP, in accordance with the notice provisions contained in Section 0 hereof, with an annual list of tenants in a form substantially similar to Exhibit A attached hereto, asking OCP to verify that it is not a Related Tenant Owner (as defined in Article 5 of Regency's Articles of Incorporation) as to the tenants listed thereon, or shall make a comparable request for information, and OCP shall use reasonable best efforts to reply within 30 days after the receipt of the request.

                           ARTICLE 3:  MISCELLANEOUS

      3.1 Headings. The headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

      3.2 Pronouns and Plurals. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      3.3 Survival. The representations and warranties contained in this Agreement and the provisions of this Agreement that contemplate performance after the First Closing shall survive the First Closing and shall not be deemed to be merged into or waived by the instruments of such First Closing.

      3.4 Costs of Litigation. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including, without limitation, attorneys' fees and prejudgment interest.

      3.5 Additional Actions and Documents. Each party hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested on or after the Closing Date in order to fully effectuate the purposes, terms and conditions of this Agreement, including, without limitation, the transfer and assignment to the Partnership of, and the vesting in the Partnership title to, the Assets.

      3.6 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise.

      3.7  Entire  Agreement;   Amendment  and  Modification.   This  Agreement,
including the exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire understanding and agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of, or supplement to, this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

      3.8 Notices. All notices, demands, requests, and other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified U.S. mail, return receipt requested and postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as follows:

      (i)   If to OCP:                    (ii)  If to Regency:
            c/o LaSalle Advisors Limited        121 W. Forsyth St., Suite 200
            100 E. Pratt St., 20th Fl.          Jacksonville, Florida  32202
            Baltimore, Maryland 21202           Telephone: (904) 356-7000
            Telephone:  (410) 347-0600          Facsimile: (904) 634-3428
            Facsimile:   (410) 528-8129         Attention: Martin E. Stein, Jr.,
            Attention:   Stanley J. Kraska, Jr.            President

            with copies to:                     with copies to:

            Elizabeth Grieb, Esq.         Charles E. Commander, Esq.
            Piper & Marbury LLP                 Foley & Lardner
            36 South Carles Street              Green Leaf Building
            Baltimore, Maryland 21201           200 Laura Street
                                                Jacksonville, Florida 32202

      If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section 0.

                                      6

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      3.9  Waivers.  No delay or  failure  on the part of any  party  hereto  in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      3.11 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed and enforced in accordance with the Laws and judicial decisions of the State of Florida, without regard to conflict of Law principles, except for actions affecting title to real property, in which case the Laws of the State in which the real property is located shall apply.

      3.12 Assignment; Parties in Interest. No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of Law or otherwise, without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, executors, administrators, successors, legal representatives and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

     3.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any third party benefit.

      3.14 Severability. Every provision of this Agreement is intended to be severable. If any provision or term of this Agreement, or the application of a provision or term to any Person or circumstance, shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions and terms hereof, or the application of such provision or term to Persons or circumstances other than those to which it is held invalid, illegal or enforceable, shall not be affected thereby, and there shall be deemed substituted for the provision or term at issue a valid, legal and enforceable provision as similar as possible to the provision or term at issue.

      3.15 Limitation of Liability. Any obligation or liability whatsoever of Regency which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of Regency's assets only. No such obligation or liability shall be

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personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

      3.16 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PROVISIONS OF THIS SECTION 0 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.



REGENCY REALTY CORPORATION


By:  /s/ Martin E. Stein, Jr.
     Martin E. Stein, Jr., President





OPPORTUNITY CAPITAL PARTNERS
II LIMITED PARTNERSHIP


By:    /s/ Stanley J. Kraska, Jr.
      Opportunity Capital Corporation,
      General Partner

      By:  /s/ Stanley J. Kraska, Jr.
            Stanley J. Kraska, Jr.
            Vice President



ABKB/LASALLE SECURITIES
LIMITED, as to Sections 2.7 and Article
3 only



By:  /s/ Stanley J. Kraska, Jr.

Name:  Stanley J. Kraska, Jr.
Title: Vice President





                                      8

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                                   EXHIBIT A

                                  Tenant List